                                                                     EXHIBIT 3.2


COMPOSITE BY-LAWS
OF
ORIOLE HOMES CORP.
Through February 29, 1992


                                   ARTICLE XI.

                  1. Principal Office. The principal office shall be located in the City of Delray Beach, County of Palm Beach and State of Florida.

                  2. Other Offices. The corporation may have other offices, either within or outside the State of Florida, at such place or places as the Board of Directors may from time to time determine.


                                  ARTICLE XII.

                  1. Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal, Florida".

                  2. The Secretary of the corporation shall have the custody of the corporate seal.

                  3. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE XIII.

                             MEETING OF STOCKHOLDERS
                             -----------------------

                  1. Place of Meeting. All meetings of the stockholders shall be held at the office of the corporation in the City of Delray Beach, State of Florida, or at such other place as may be designated by the Board of Directors.

                  2. Annual Meetings. The Annual Meeting of Stockholders shall be held no later than five (5) months after the close of each fiscal year on such date as may be established by the Board of Directors. The Annual Meeting shall be called by the Board of Directors for the purpose of electing Directors for the ensuing year and for the transaction of such other general business of the Corporation as may come before the meeting. At the Annual Meeting of Shareholders, the shareholders shall elect a Board of Directors by a plurality vote of the stockholders present in person or by proxy at such meeting and entitled to vote.

                  3. Special Meetings. Special meetings of stockholders, for any purpose other than those regulated by statute, may be called by the Board of Directors or by the President of the corporation, or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting. Notice of and all expenses relating to a Special Meeting of Shareholders, called by a shareholder on his own initiative, shall be the sole responsibility and expense of said shareholder. No business other than that specified in the Notice of Special Meeting of Shareholders shall be transacted at any Special Meeting.

                  4. Notice. Notice of the annual meeting of stockholders shall be mailed or otherwise given to each holder of record of the stock entitled to vote thereat, at his address, as the same appears on the books of the corporation, at least 10 days prior to such meeting. Such notice need not specify the business to be transacted.

                  Written or printed notice of each special meeting of stockholders, stating the place, day and hour of such meeting and business proposed to be transacted thereat, shall be mailed, postage prepaid, or otherwise given to each holder of record of the stock entitled to vote thereat, at his address as the same appears on the books of the corporation, at least 10 days prior to such meeting.

                  Whenever any notice is required to be given under the provisions of any law of this State or under the provisions of the Articles of Incorporation of this corporation or by these By-Laws, waiver thereof in writing, signed by the person or persons entitled to such notice, or by his or their proxy or proxies, whether before or after the time fixed for the giving of such notice, shall be deemed equivalent to such notice. If a person or persons entitled to notice of a meeting shall attend such meeting, either in person or by proxy, such attendance shall constitute a waiver of notice of the meeting, except in case the attendance is for the express purpose of objecting to the transaction of any business because the meeting shall not have been lawfully called or convened.

                  5. Quorum. Except as otherwise required by law, by the Certificate of Incorporation of this corporation, or by these By-Laws, the presence, in person or by proxy, of stockholders entitled to cast a majority in number of the aggregate number of votes to which Common Stock shall be entitled, shall constitute a quorum of all meetings of the stockholders. In any case, where the presence of the aforesaid number of the holders of Common Stock shall be necessary to constitute a quorum, and if such number shall not be represented at any meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

                  6. Proxies. Any stockholders entitled to vote at any meeting of stockholders may be represented and vote thereat by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three months prior to such meeting, unless such proxy shall, on its face, provide a longer period in which it is to remain in force.

                  7. Vote by Ballot. The Secretary shall prepare at least 10 days prior to each election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order, with the residence of and the number of voting shares held by each stockholder, which shall be open for the examination of any stockholder, at the place where said election is to be held, for 10 days prior to such election, and shall be kept available for the inspection by any stockholder during the whole time of the election.

                                  ARTICLE XIV.

                                    DIRECTORS
                                    ---------

                  1. Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law or by the Certificate of Incorporation of this Corporation, or by these By-Laws conferred upon or reserved to the stockholders.

                  2. Numbers. The Board of Directors shall be elected by the stockholders and shall be not more than 9 nor less than 3 in number. The Board of Directors, between the annual meetings of stockholders is authorized by the vote of the majority thereof to increase the number of Directors to not more than the above mentioned number and the Directors by a majority vote shall have the power to fill the vacancies created by any such increases.

                  3. Term of Offices. Except as otherwise provided in the Certificate of Incorporation of this Corporation, each Director shall be elected to serve until the next annual meeting of stockholders and until his successor is chosen and qualified. In case one or more vacancies shall occur in the Board of Directors, the remaining Directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

                  4. Removal. At any special meeting of the stockholders duly called, as provided in these By-Laws, any Directors may, by a vote of a majority of all the shares of stock outstanding and entitled to vote, be removed from office with or without cause, and his successor or their successors may be elected at such meeting, or the remaining directors may, in the absence of such election, fill any vacancies created by such removal.

                  5. Meetings. The newly elected Board of Directors may meet in such place and time as shall be fixed by the vote of the holders of the Common stock at the annual meeting, for the purpose of organization or otherwise, and no notice of each meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting, provided a majority shall be present; or it may meet at such place and time as shall be fixed by the consent in writing of all the Directors. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be from time to time determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the Corporation, or by any two Directors of the Corporation. Written notice of the time and place of Special Meetings of the Board of Directors shall be given to each director either by personal delivery or by mail at least two days in advance, or by telegram or cablegram to each director at least one day in advance of the meeting. The time of such notice shall commence when the telegram or cablegram reaches the sending office of the telegraph or cable company. The Notice of Special Meeting of the Board of Directors shall specify the time and place of such meeting. Neither the business to be transacted, nor the purpose of, any Special Meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                  6. Place of Meeting. The Board of Directors may hold its meetings and have one or more offices and keep the books of the Corporation (except such as are required by law to be kept within the State of Florida) either within or outside of the State of Florida, at such place or places as it may from time to time determine.

                  7. Quorum and Powers of a Majority. At all meetings of the Board of Directors, a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors, except as specifically required by statute or by the Certificate of Incorporation of this Corporation or by these By-Laws.


                                   ARTICLE XV.

                               EXECUTIVE COMMITTEE
                               -------------------

                  1. Powers. The Board of Directors may designate 2 or more of their number, including the President, to constitute an Executive Committee to serve during the pleasure of the Board of Directors. The Board of Directors is authorized to remove at any time, without notice, any member of the Executive Committee, and elect another member in his place and stead.

                  The Board of Directors may delegate to such Committee any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may from time to time extend, modify, curtail or restrict the powers so delegated. During the temporary absence of a member of the Executive Committee, the remaining member or members may appoint a member of the Board of Directors to act in his place, but vacancies in the membership of the Executive Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for the purpose.

                  2. Meetings. The Executive Committee may meet at stated timed, on not less than 1 day's notice given personally or mailed or telegraphed to all by any one of their own number. During the intervals between meetings of the Board of Directors, the Executive Committee shall advise with and aid the officers of the Corporation in all matters concerning the interest and management of its business.

                  3. Minutes. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested.

                  4. Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee. The Chairman of the Executive Committee shall possess the same power as the President to sign all certificates and contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

                  5. Vice Chairman of the Executive Committee. The Vice Chairman shall preside at a meeting of the Executive Committee in the absence of the Chairman of the Executive Committee. The Vice Chairman of the Executive Committee shall possess the same power as the President to sign all certificates and contracts and other instruments of the Corporation which may be authorized by the Board of Directors.


                                  ARTICLE XVI.

                                    OFFICERS
                                    --------

                  1. Election. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Treasurer, a Secretary, and, if desired, one or more Assistant Secretaries and Assistant Treasurers, all of whom shall be elected by the said Board of Directors. None of the officers, except the Chairman of the Board, need be a Director. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting.

                  2. Hold Two Offices. Any two or more of the above offices, except those of President and Vice-President, and of Secretary and President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by any two or more officers.

                  3. Term of Office. The officers hereinbefore mentioned shall hold office for one year or until their successors are chosen and qualified. Any vacancy occurring among the officers shall be filled by the Board of Directors, but the person so elected to fill the vacancy shall hold office only until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor is chosen and qualified.

                  4. Agents. The Board of Directors may appoint such agents as it may deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                  5. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                  6. Removal. Any officer chosen by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, with or without cause.

                  7. Voting Shares in Other Corporations. The Corporation may vote any and all shares held by it in any other Corporation or Corporations by such officer, agent or proxy as the Board of Directors may appoint, or, in default of such appointment, by its President or by a Director or Vice-President.


                                  ARTICLE XVII.

                              CHAIRMAN OF THE BOARD
                              ---------------------

                  1. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and Board of Directors. The Chairman shall possess the same power as the President to sign all certificates and contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

                  The Chairman of the Board shall be the chief executive officer and all other officers of the Corporation shall be subordinate to him and shall from time to time report to him as he may direct. He shall have general supervision and direction of the business of the Corporation and shall see that all orders and resolutions of the board of Directors are carried into effect. He shall have all the general powers and duties usually vested in the chief executive officer of a Corporation.

                  2. Vice Chairman of the Board. The Vice Chairman of the Board shall preside at meetings of the stockholders and of the Board of Directors in the absence of the Chairman of the Board. The Vice Chairman shall possess the same power as the President to sign all certificates and contracts and other instruments of the Corporation which may be authorized by the Board of Directors.


                                 ARTICLE XVIII.

                                    PRESIDENT
                                    ---------

                  1. The President, in the absence of the Chairman of the Board and Vice Chairman of the Board, shall preside at meetings of the stockholders and Board of Directors. He shall supervise the day-to-day operations of the Corporation, shall sign and countersign all certificates, contracts or other instruments of the Corporation, as authorized by the Board of

Directors. He shall make reports to the Board of Directors and stockholders and shall perform any other duties are incident to his office or prescribed by the Board of Directors.

                  2. He, or any officer of the Corporation so authorized by the Board of Directors, shall execute bonds, mortgages, and other contracts on behalf of the Corporation and shall affix the seal to any instruments requiring it and when so affixed, the seal shall be attested by the signature of the secretary or treasurer or any other officer authorized to do so by the Board of Directors.


                                  ARTICLE XIX.

                                 VICE PRESIDENT
                                 --------------

                  1. The Vice-Presidents, in the order of their seniority, shall have and exercise all the powers and duties of the President in case of his absence or inability to act when requested to do so by the Board of Directors, and shall possess such other powers as shall be assigned to them by the Board of Directors or by the President with the approval of the Board of Directors. The Board of Directors shall also determine the ordering which the Vice Presidents shall assume the authority of the President in his absence.


                                   ARTICLE XX.

                                    TREASURER
                                    ---------

                  1. Custody of Funds. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

                  2. Disbursements. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the President and Directors at the regular meetings an account of all his transactions as Treasurer and of the financial condition of the Corporation.

                  3. Bond. He shall give the Corporation a bond if required by the Board of Directors, in a sum and with one or more securities satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  4. Assistant Treasurer. The Assistant Treasurer shall perform all the duties and responsibilities of the Treasurer on such occasion on which the Treasurer shall be unable to perform all the duties of the office and shall perform all other duties and exercise all other powers as shall be assigned to im by the Board of Directors or by the President or the Treasurer.


                                  ARTICLE XXI.

                                    SECRETARY
                                    ---------

                  1. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors, and he shall keep the seal of the Corporation in safe custody. He shall perform such other duties as may be prescribed by the Board of Directors or by the President under whose supervision he shall be.

                  2. Assistant Secretary. The Assistant Secretary shall perform all the duties and responsibilities of the Secretary on such occasions on which the Secretary shall be unavailable to perform the duties of the office and shall perform all other duties and exercise all other powers as shall be assigned him by the Board of Directors or by the President or the Secretary.


                                  ARTICLE XXII.

                       DUTIES OF OFFICERS MAY BE DELEGATED
                       -----------------------------------

         In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, by majority vote, may delegate for that time being the powers or duties or any of them of such officer to any other officer or to any Director or to any other person.


                                 ARTICLE XXIII.

                              CERTIFICATES OF STOCK
                              ---------------------

                  1. The interest of each stockholder of the Corporation shall be evidenced by certificates of shares of stock, certifying the number of shares represented thereby and in such form as is consistent with the Articles of Incorporation and as the Board of Directors may from time to time prescribe.

                  2. The certificates of stock shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, and sealed with the corporate seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or a transfer clerk and registrar, the signature of the President or a Vice-President and the Secretary or an Assistant Secretary, upon such certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any certificate, shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

                  3. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and certify the number of shares owned by him and shall be signed by the President or a Vice-President and by the Secretary of the Corporation and sealed with the seal.


                                  ARTICLE XXIV.

                                TRANSFER OF STOCK
                                -----------------

                  1. Transfers of shares of stock of the corporation shall be made only on the books of the Corporation by the registered owner thereof, or by his duly authorized attorney, or with a transfer agent appointed as provided in Sec. (2) of this Article of the By-Laws, and on surrender of the certificate, or certificates for such shares properly endorsed and with all taxes thereon paid.

                  2. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.


                                  ARTICLE XXV.

                          INDEBTEDNESS OF STOCKHOLDERS
                          ----------------------------

         The Corporation shall have a first lien on all the shares of its capital stock and upon all dividends declared upon the same for any sum due to the Corporation, either on account of the subscription to its stock or for any other indebtedness due from the stockholder.


                                  ARTICLE XXVI.

                            CLOSING OF TRANSFER BOOKS
                            -------------------------

         The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors are authorized to fix in advance a date, not exceeding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice, and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders or record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.


                                 ARTICLE XXVII.

                             REGISTERED STOCKHOLDERS
                             -----------------------

         The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save expressly provided by the laws of the State of Florida.


                                ARTICLE XXVIII.

                               LOST CERTIFICATES
                               -----------------

         No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence satisfactory to the Board of Directors of such loss, destruction of theft and, if the Board of Directors so requires, upon the furnishing of bond satisfactory to the corporation and to the transfer agent, if any, in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation or the transfer agent, if any, with respect to the certificate alleged to have been lost, destroyed or stolen before a new certificate may be issued with the same tenor for the same number of shares as the one alleged to have been lost, destroyed or stolen.


                                  ARTICLE XXIX.

                               INSPECTION OF BOOKS
                               -------------------

         The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may be statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                  ARTICLE XXX.

                                  CHECKS, ETC.
                                  ------------

         All checks, drafts, acceptances, notes and other orders, demands, or instruments in respect to the payment of money, shall be signed or endorsed in behalf of the Corporation by the President and Secretary or by any other officers whom the Board of Directors may from time to time designate.


                                  ARTICLE XXXI.

                                   FISCAL YEAR
                                   -----------

         The fiscal year of the Corporation shall begin January 1, and end on December 31 next following.


                                 ARTICLE XXXII.

                                    DIVIDENDS
                                    ---------

         Dividends upon the capital stock of the Corporation may be declared at the discretion of the Board of Directors, subject to the provisions of the Certificate of Incorporation, at any regular or special meeting.


                                 ARTICLE XXXIII.

                                     NOTICES
                                     -------

         Whenever notice is required to be given by the Certificate of Incorporation or by these ByLaws it shall not be construed to mean personal notice, but such notice, except as otherwise provided by law or by these By-Laws, may be given by depositing the same in a post office, letter box or mail chute, in a postpaid sealed wrapper addressed to the stockholder, officer or director, as the case may be, at such address as appears on the books of the Corporation.

                                 ARTICLE XXXIV.

                                   AMENDMENTS
                                   ----------

         These By-Laws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the outstanding voting shares of the Corporation at any regular or special meeting of the stockholders, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting; provided however, that no change of the time or place for the election of Directors shall be made within ten days before the day on which such election is to be held that, in case of any change of such time or place, notice thereof shall be given to each stockholders entitled to vote for any director or directors in person or by letter mailed to his last known post office address at least ten days before such election is held.


                                  ARTICLE XXXV.

                                 INDEMNIFICATION
                                 ---------------

         For purposes of this Article XXV, the following terms shall have the meanings hereafter ascribed to them:

         "Agent" includes a volunteer.

         "Corporation" includes, as the context may require, Oriole Homes Corp., any resulting Corporation and any constituent Corporation absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or Agent of a constituent Corporation, or is or was serving at the request of a constituent Corporation as a director, officer, employee or Agent of another Corporation, partnership, joint venture, trust or other enterprise, is in the same position with respect to the resulting or surviving Corporation as he would have been with respect to such constituent Corporation of its separate existence had continued.

         "Expenses" include, without limitations, all costs, expenses, attorneys' fees and paralegal expenses incurred by the director or officer in, for or related to the Proceeding or in connection with investigating, preparing to defend, defending, being a witness in or participating in the proceeding, including such costs, expenses, attorneys' fees and paralegal expenses incurred on appeal. Such attorneys' fees shall include, without limitation (a) attorneys' fees incurred by the director or officer, in any and all judicial or administrative proceedings, including appellate proceedings, arising out of or related to the proceedings; (b) attorneys' fees incurred in order to interpret, analyze or evaluate that person's rights and remedies in the proceedings or under any contracts or obligations which are the subject of such Proceeding; and
(c) attorneys' fees to negotiate with counsel for any claimants, regardless of whether formal legal action is taken against him.

         "Liability"  includes  obligations  to  pay  a  judgment,   settlement,
penalty, fine (including an excise tax assessed to any employee benefit plan), and Expenses actually and reasonably incurred with respect to a proceeding.

         "Not Opposed to the Best Interest of the Corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interest of the Corporation or the participants and beneficiaries of an employee benefit plan, as the case may be.

         "Other Enterprise" includes employee benefit plans.

         "Proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal to which the person is a party by reason of the fact that he is or was a director or officer of the Corporation or is not or was Serving at the Request of the Corporation as a director, officer, employee, or Agent of another Corporation, partnership, joint venture, trust or Other Enterprise.

         "Serving at the Request of the Corporation" includes any service as a director, officer, employee or Agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

                  1. The Corporation shall indemnify to the fullest extent permitted by law, and shall advance Expenses therefor, to any director officer who was or is a party to any proceeding, against Liability incurred in connection with such proceeding, including any appeal thereof; provided, however, that no indemnification under this Section 1 shall be made

                           (1) if a judgment or other final adjudication establishes that the person's actions or omissions to act were material to the cause of action adjudicated and such actions or omissions constitute:

                                    (a) A violation of the criminal law,  unless
                           the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

                                    (b) A transaction from which the director or
                           officer derived an improper personal benefit;

                                    (c)   In  the   case   of  a   director,   a
                           circumstance under which the Liability provisions of Fla. Stat. ss.607.0850 are applicable; or

                                    (d)  Willful   misconduct   or  a  conscious
                           disregard for the best interests of the Corporation in a Proceeding by or in the right of the Corporation to procure a judgment in its favor in a proceeding by or in the right of a shareholder.

                           (2)      Unless authorized in the specific case:

                                    (a) By the board of  directors by a majority
                           vote of a quorum consisting of directors who were not parties to such Proceedings;

                                    (b) If such a quorum is not  obtainable  or,
                           even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the Proceeding;

                                    (c)     by independent legal counsel;

                                            (i)   Selected   by  the   board  of
                                    directors prescribed in paragraph B.(1) or the committee prescribed in paragraph B.(2); or

                                            (ii) If a  quorum  of the  directors
                                    cannot be obtained for  paragraph  B.(1) and
                                    the  committee  cannot be  designated  under
                                    paragraph B.(2) selected by majority vote of
                                    the  full  board  of  directors   (in  which
                                    directors who are parties may  participate);
                                    or

                                    (d) By the  shareholders  by a majority vote
                           of a quorum consisting of shareholders who were not parties to such Proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

                           (3)      Upon a determination that:

                                    (a) in a Proceeding other than an action by,
                           or in the right of, the Corporation, the person acted in good faith and in a manner he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his conduct was unlawful.

                                    (b) in a Proceeding  by, or in the right of,
                           the Corporation to procure a judgment in its favor, the person acted in good faith and in a manner he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation; provided, further, that the parties described in Sections 1.B(1)-(4) shall not authorize any indemnification is such a Proceeding if the person has been adjudged to be liable therein. The foregoing proviso shall not preclude or limit indemnification under the mandatory indemnification provision of Section 1. or as directed by the court pursuant to Section.

                                    (c)   For    purposes    of    making    the
                           determinations set forth in C.(1) and C.(2) above, the fact that a Proceeding was terminated by a judgment, order, settlement or conviction or upon a plea of no contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation or, with respect to any criminal action or Proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

                  2. In all events, and notwithstanding the conditions and qualifications set forth in Section 1. above, the Corporation shall indemnify a director or officer who has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue, or matter therein, against Expenses actually and reasonably incurred by him in connection therewith.

                  3.  Notwithstanding  the failure of the Corporation to provide indemnification due to a failure to satisfy the conditions of Section 1.A.(1)-(4), and despite any contrary determination of the board or of the shareholders in the specific case, a director or officer of the shareholders in the specific case, a director or officer of the Corporation who is or was a party to a Proceeding may apply for indemnification or advancement of Expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction, and such court may order indemnification and advancement of Expenses, including Expenses incurred in seeking court-ordered indemnification or advancement of Expenses, if it determines that:

                           (1) The  director or officer is entitled to mandatory
                  indemnification under Section 2.1, in which case the court shall also order the Corporation to pay such person reasonable Expenses incurred in obtaining court-ordered indemnification or advancement of Expenses.

                           (2)  The   director   or  officer  is   entitled   to
                  indemnification or advancement of Expenses, or both, under 1.; or

                           (3) The director or officer is fairly and  reasonably
                  entitled to indemnification or advancement of Expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standards of conduct set forth in
                  Section 1.A.(1)-(4) or Section 1.B.(1)-(4).

                  4. If a judgment or other final adjudication establishes that the person's actions or omissions to act were material to the cause of action adjudicated and such actions or omissions constitute a violation of the standards set forth in Section 1.A.(1)-(4), then the Corporation shall cause one or more of the meetings described in Section 1.B.(1)-(4) to be held for the purpose of determining and authorizing indemnification.

                  5. Expenses incurred by an officer or director in defending a civil or criminal Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article.

                  6. Indemnification and advancement of Expenses as provided in this Article shall continue as, unless otherwise provided when such indemnification and advancement of Expenses was authorized or ratified, to a person who has ceased to be a director or officer and shall inure to the benefit of their heirs, executors and administrators of such person.

                  7. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or Agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or Agent of another Corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XXV.

                  8. If any Expenses or other amounts are paid by way of indemnification other than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to the shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within 3 months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

                  9. The board of directors may authorize indemnification or advancement of expenses in favor of other employees and Agents upon such terms and conditions as the board of directors may seem appropriate under the circumstances, and may enter into agreements therefor with such employees and Agents.

                  10. The rights of an officer or director, employee or Agent hereunder shall be in addition to any other rights such person may have under the Corporation's Articles of Incorporation or the Florida General Corporation Act or otherwise, and nothing herein shall be deemed to diminish or otherwise restrict such person's right to indemnification under any such other provision. It is the intent of this By-Law to provide the maximum indemnification possible under the applicable law. To the extent applicable law or the Articles of Incorporation of the Corporation, as in effect on the date hereof or at any time in the future, permit greater indemnification than is provided in this ByLaw, the parties hereto agree that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such law or provision of the Articles of Incorporation, and this By-Law and the exceptions to indemnification set forth in Section 1A., to the extent applicable, shall be deemed amended without any further action by the Corporation to grant such greater benefits.

                  11. This Article XXV shall be interpreted to permit indemnification to the fullest extent permitted by law. If any part of this Article shall be found to the invalid or ineffective in any action, suit or proceeding, the validity and effect of the remaining part thereof shall not be affected.

The provisions of this Article XXV shall be applicable to all Proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after its adoption.